BeONE Sports

Affordable and accessible mobile training technology for athletes and coaches.


TRAIN WITH YOUR HEROES
BeONE Sports
NILDA

Invest

$99.44 minimum investment

DEADLINE: June 26, 2023

in a month

SHARE PRICE

$0.88

TOTAL RAISED

$59,853

VALUATION

$9,840,907

4(a)(6) offering provided by Netcapital Funding Portal Inc.

EARLY BIRD DISCOUNT

Investors who participate in the offering on or before May 16th, 2023 will receive an early bird discount and be able to invest at a purchase price of $0.75 per share, which equates to an $8.39 million pre-money valuation; and investors who participate in the offering after May 16th, 2023 will invest at a purchase price of $0.88 per share, which equates to a $9.84 million pre-money valuation.

INTRODUCTION


MOBILE TRAINING
TECHNOLOGY
FOR ATHLETES & COACHES
BeONE
Sports

BeONE Sports has developed cutting-edge, sports training technology based on body mechanics within any sport.

They've developed "Comparative Training," where accomplished athletes' movements are digitized into the technology, creating a catalog of varying skill levels and styles to learn from. Using any mobile device, athletes around the world can train with their heroes! Athletes, coaches and parents receive immediate feedback on technique and body-position improvements, and BeONE Sports is revolutionizing the use of NIL to "Train it Forward."

PROBLEM & MARKET


ONLY 14% OF DIVISION 1 SCHOLARSHIPS ARE GIVEN
TO FIRST GENERATION COLLEGE STUDENTS...
AND THE OPPORTUNITY CONTINUES TO DECLINE.
TRAINING IS TOO
EXPENSIVE
NO PUBLIC ACCESS
ACCESS IS
RESTRICTED
TALENT IS
UNSEEN
Players qualifying for the Little League World Series increasingly come from richer areas
Some teams now come from places with twice the national median household income
2x above poverty line
Below 2X poverty line
2015-2019
36
4
90%
2001-2005
28
12
70%
Source: MarketWatch/Census Bureau

There is a growing "pay to play" phenomenon in sports, and there is no affordable or widely accessible solution for specialized sports training. Specialized training plays a critical role to maximize potential in competitive sports. Whether you are working with a well-known coach or using the latest technology, advanced training is necessary to reach the next level. However, access to specialized training is very limited. Everything from finding and connecting with the coach, traveling and meeting for training, and paying high costs, are all restricting factors.


OUR VERSATILE TRAINING PLATFORM PLACES
US INTO VERY LARGE MARKETS
TAM
$ 52 BILLION
Global Sports coaching.
Teams & Organizations
SAM
$ 29 BILLION
Specialized Coaching
across all sports
SOM
$ 21 BILLION
Sports Tech Industry
CAGR 13.2 %
180 MILLION
Target Athletes
BeONE Sports
TARGET
athletes ages 13-18
playing at least one sport

The global sports coaching market, including coaches across all sports levels is a $52B per year business, and about half of that is focused on specialized training. And within the Sports Technology Industry, which is one of the faster growing markets, there are an estimated 180 Million young athletes currently underserved and in need of an affordable and accessible sports training solution.

PRODUCT

BeONE Sports aims to globalize access to specialized training.

The app can be used by athletes, coaches and parents around the world, and the innovative approach using comparative training with accomplished athletes, is designed to enhance the level of potential learning for any end user.

By digitizing accomplished athletic technique in a systematic way, young athletes performing any sport have the ability to gain immediate insight to improve. The BeONE Sports platform aims to be the largest database of athletic movement on the planet - and is designed to be an affordable and accessible solution for any athlete, anywhere. Every recorded video provides additional data for the patent-pending machine learning models, providing more and more information to end users over time.

BeONE Sports combines the knowledge of coaches and athletes' movements into an accessible platform, and converges the data from all users to learn and improve coaching recommendations.

Comparative training allows athletes to train themselves to prior versions of themselves, or to other athletes with more developed form and technique.

As all humans are unique, BeONE Sports provides "comparative matching" which is driven from a catalog of athletic style, body dimensions and skill levels, to find recommended training comparatives. It is a new approach to compliment the legacy of coaching experience with data-driven insight.

BeONE Sports is designing for athletes and coaches on the field - with clear visualization and objective data, but making it simple to understand. They aim to close the gap between action and analysis, and athletes anywhere can compete to achieve the highest level possible.



COLLEGE, OLYMPIC AND PROFESSIONAL ATHLETES ARE DIGITIZED INTO THE TRAINING PLATFORM, AND KIDS AROUND THE WORLD CAN TRAIN WITH THEIR HEROES.
Left side: Rear view
Stride
Punch
Release
Follow Thru
Side by Side View
Right side: Side view
Nicholas Mage
BeONE Sports
SIMPLE TO UNDERSTAND
WE CREATE CLEAR VISUALIZATION OF DATA, MAKING IT EASIER TO PROCESS AND LEARN.
IMMEDIATE RESULTS
EVERY REP COUNTS. WE PROVIDE FEEDBACK IN SECONDS, MAKING THE NEXT REP EVEN BETTER.
IMPROVE FASTER
WE AIM TO CLOSE THE GAP BETWEEN ACTION & ANALYSIS, ENABLING YOU TO "HIT YOUR MAX!"


BeONE Sports algorithms IDENTIFY and ANALYZE body mechanics for any sport...
STRAIGHTEN YOUR PLANT LEG.
THIS WILL DRIVE MORE FORCE INTO THE GROUND AND TRANSFER MORE POWER INTO THE BALL.
DRILLS:
ONE-STEP STICKS
HAMSTRING STRETCH
12 Reps
GLOBAL SCORES & RANKS
1
HOME BASE
75%
EXTENSION
25%
COCKPIT
1
LANDING

Athletes and Coaches connect and compete in the BeONE SPorts platform.


BUILD GLOBAL TEAMS
COACHES PLATFORM
PAUL DECICCO
210 ATHLETES
SEARCH
FILTER
ATHLETES
MANAGE ACCOUNT
ATHLETES TRAINED
COACH PROFILE
EVOLUTION COACHING
ALL TEAM STATS
41
ACTIVE ATHLETES
11
COUNTRIES
16
SCHOLARSHIPS
85%
PROs
85%
62%
44
23%
Review players from anywhere;
Analyze player performance trends;
Communicate with players globally

Comparative Training allows athletes and coaches to visualize form and technique alongside other accomplished athletes. Each athletic action is broken down into parts and systematically aligned to other athletes performing the same action. Our computer vision algorithms identify, extract and analyze performance between a subject and a comparative… and the athlete trains to BeONE. For each identified error, automated coaching tips are provided from the combination of all data and expertise in the global platform.


HIT YOUR MAX
BeONE Sports
PROXY for
PERFECT TRAINING
any isolated athletic action
120°
HIT YOUR MAX


BeONE
Sports
™

BUSINESS MODEL & NIL:

The BeONE Sports business model is based on a marketplace for athletes and coaches for advance training, where they offer and share their skills as well as find and recruit talent from around the world. Based on a subscription model, athletes train, coaches coach and schools recruit. The internal supply and demand network of athletes and coaches training, aims to create the largest and standardized database of human movement. This data can be used for athletic evaluation, performance tracking, injury prevention, rehabilitation and many recruiting.



NIL / PERFORMANCE MARKETPLACE
Plan for 7 revenue streams over time
Athletes Train
Monthly Subscription to BeONE Sports technology and platform.
Comparatives Sell
NIL Student-Athletes receive % Rev Share generated from each download.
Teams/Schools Recruit
DATA Subscription for recruiting access to training data.
Coaches Coach
Access to global, remote coaching. Connect with athletes around the world.
1 Training subscription
2 In app purchase
% Rev Share
3 Coaching subscription
4 Recruiting Subscription
5 GEAR SALES
6 SPONSORED CHALLENGES
7 ADVERTISING
NCAA



SIGNED
BeONE Sports
FORMER BIG LEAGUE SPEEDSTER SIGNS NIL DEAL
ZACHARY GRANITE
CENTERFIELDER
NIL DA
SOPHOMORE P/K USING NIL TO TRAIN IT FORWARD WITH BEONE
ATHLETES SIGN FIRST NIL REV SHARE DEAL
JAMES MCNANEY
LOLA FOORD, #17
CARLY GRAHAM, #22

BeONE Sports is one of the first companies to converge sports training technology with the Name, Image, Likeness era. "Comparative Training" enables young athletes and parents to learn specialized skills within any sport, and the accomplished athletes of the world "Train it Forward" while also being compensated.

TRACTION & SCALE


SIGNIFICANT TRACTION
many initial partners, advisors, athletes & coaches
TEXAS
Fort Worth
Dallas
Tyler
Waco
Austin
Houston
San Antonio
Piedras Negras
Corpus Christi
Nuevo Laredo
Monterrey
Indicates TX. location of coaches, athletes with verbal commitment
15 Letters of Intent
Leading to 10s of thousands of potential customers; Athletic Departments, Academies, Teams
16 BeONE Athletes
Professional, College, and Olympic athletes signed as BeONE Sports athletes in the platform
9 Confirmed Pilots
Applications in athletics as well as Sports Medicine
Captured video data across:
12 Sports
51 Actions
THE NIL HOUSE
icon source
THSCA
HOUSTON SABERCATS
STH EAGLES
PROFORM KICKING
CIOFFI COMBINE
JD MOTORSPORTS
Upcoming Events
Launch 9 NIL Campaigns on IconSource
Appearance on NIL House & Brinx.TV
Launch BeONE Sports APP - May

BeONE Sports is just over 18 months old, and the company has seen tremendous growth and interest. BeONE Sports has developed promising partnerships across High School, Collegiate and Professional Sports Teams, as well as prominent Sports Medicine and Performance Institutions such as the Center for Human Performance Research with Rice University and partners. BeONE Sports has built an impressive lineup of advisors, athletes and coaches who are all excited about the mission. . .and the company is just getting started.

PRESS


BeONE Sports.
icon source
THE NIL HOUSE
EPISODE 69
BRINX.TV
Ep. 69, The NIL House: Sweet 16 & Comparative Training
Season 1 - Brinx.TV
brinxtv.app

- **BrinxTV**
  Ep. 69, The NIL House: Sweet 16 & Comparative Training
- **LinkedIn**
  Scott Deans' Post – Icon Source


OWLS
SCOTT
DEANS
31:04

- **YouTube Shorts**
  BeONE Sports – Pokatok
- **YouTube**
  BeONE Sports Interview - Head Strength & Conditioning Coach, Hans Straub


HOUSTON
SABERCATS
BeONE
Sports
Train it FORWARD
CAMARO
motorsport
IMAGES

- **LinkedIn**
  Scott Deans' Post – Houston Sabercats Rugby
- **Speedway Digest**
  Houston Based Sports-Technology Start Up, BeONE Sports, Chooses Brennan Poole and JD Motorsports to "Show Off" Their Technology

TEAM


BeONE Sports
SCOTT DEANS
FOUNDER / CEO
MBA RICE UNIVERSITY - ENTREPRENEURSHIP; MARKETING
MASTER ARCHITECT - GLOBAL SYSTEMS DESIGN; AI IN BUSINESS STRATEGY;
DATA & ANALYTICS SENIOR LEADER; GLOBAL PERMANCE MANAGEMENT
FORMER DIVISION 1 FOOTBALL; BLACK BELT - TAE KWON DO
COACH
ASHTON SMITH
BEONE SPORTS MANAGER
BACHELOR OF ARTS IN SPORT MANAGEMENT, CONCENTRATION
IN LEADERSHIP - RICE UNIVERSITY
POST GRADUATE INTERNSHIP - NCAA - LEADERSHIP DEVELOPMENT
FORMER DIVISION 1 SOCCER - LSU & RICE UNIVERSITY
SCOOTER BARRY
VP OF BUSINESS DEVELOPMENT
BACHELOR OF SCIENCE IN PSYCOLOGY, MINOR IN BUSINESS -
UNIVERSITY OF KANSAS
1988 NCAA CHAMPION - KANSAS JAYHAWKS; 17 YR. PROFESSIONAL
BASKETBALL CAREER SPAIN/ ITALY/ FRANCE/ GERMANY/ BELGIUM/
15 YRS BUSINESS DEVELOPMENT & SALES, CORPORATE & STARTUP
CHRISTIAN FRANCISCO
SPORTS DATA & ANALYTICS
COMPLETING BACHELOR OF SCIENCE IN MECHANICAL ENGINEERING
RICE UNIVERSITY
SOPHOMORE RUNNING BACK - RICE FOOTBALL; MULTI-SPORT ATHLETE
BACKGROUND IN STEM, PROGRAMMING & MODELIING
JASON BELL
COFOUNDER / CPO
MBA - RICE UNIVERSITY; SR. DIGITAL LEAD 25+ YEARS
PRODUCT MANAGEMENT, ML/AI IN AUTOMATION; FINANCE
MARKET LEADERSHIP; YOUTH SPORTS BOARD MEMBER
JAMES MCNANEY
LEAD DATA SCIENTIST
MASTER DATA SCIENCE - RICE UNIVERSITY; ELECTRICAL ENGINEER
2X ALL AMERICAN, CONFERENCE USA CHAMPION; OLYMPIAN IN
TRAINING; TEAM LEADER, COMMUNICATIONS & SALES
GEOFF SWEENEY
CHIEF LEGAL OFFICER
10+ YRS. LICENSED ATTTORNEY, TRADEMARK, IP AND EMPLOYMENT LAZ
PRIVATE AND PUBLIC ENTITIY FORMATIONS; PUBLIC SCHOOL DISTRICTS
& FEDERAL REGULATORY PROGRAMS

USE OF PROCEEDS

If the offering's maximum amount of $1,235,000 is raised:

Use	Value	% of Proceeds
Unallocated Funds	$0	less than 0.1%
Product Development	$360,000	29.1%
Data-Storage & Scale	$450,000	36.4%
Team Salaries & Benefits	$240,000	19.4%
Marketing	$120,000	9.7%
Legal	$4,486	0.4%
Intermediary fees	$60,515	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Be One Sports, Inc., doing business as BeONE Sports. This offering must raise at least $10,000 by June 26, 2023 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. BeONE Sports may issue additional securities to raise up to $1,235,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

12,586,258 shares
× $0.88 per share

$11,075,907 implied valuation

FINANCIALS

BeONE Sports' official name is Be One Sports, Inc., so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

> Form C on April 25, 2023

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

May 16, 2023	BeONE Sports teams up with YMCA of Greater...
May 10, 2023	Founder & CEO, Scott Deans; Guest Speaker at...
May 8, 2023	Article written by Adults Play Sports....
May 4, 2023	Another BOS article.
May 1, 2023	Founder & CEO, Scott Deans features on Brinx.TV...
Apr 25, 2023	Primary offering of 1,403,409 shares at $0.88
Apr 25, 2023	Filed Form C

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